Exhibit 15

Telvent Announces Intent to Deregister Ordinary Shares from Section

12(b) of the Exchange Act

December 8, 2011 – Telvent, the leading real-time IT solutions and information provider for a sustainable world, announced today that, in connection with the filing by The Nasdaq Stock Market, LLC (“NASDAQ”) of a Form 25-NSE with the Securities and Exchange Commission (“SEC”) to remove Telvent’s ordinary shares from listing on the NASDAQ Global Select Market, it intends to withdraw its ordinary shares from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended. Telvent expects to file a Form 25 with the SEC on December 19, 2011 in order to begin the deregistration of the ordinary shares. The delisting of Telvent’s ordinary shares will be effective at the opening of trading on December 12, 2011 and the deregistration of the ordinary shares from Section 12(b) is expected to be effective on March 18, 2012.

About Telvent

Telvent is a global IT solutions and business information services provider dedicated to helping improve efficiency, safety and security for the world’s leading companies. Telvent serves markets that are critical to the sustainability of the planet, including the energy, transportation, agricultural and environmental sectors. (www.telvent.com)

About Schneider Electric

As a global specialist in energy management with operations in more than 100 countries, Schneider Electric offers integrated solutions across multiple market segments, including leadership positions in Utilities & Infrastructures, Industries & Machine manufacturers, Non-residential buildings, Data centers & Networks, and in Residential. Focused on making energy safe, reliable, efficient, productive and green, the Group’s 110,000 plus employees achieved sales of 20 billion Euros in 2010, through an active commitment to help individuals and organizations make the most of their energy. www.schneider-electric.com/company

Investor Relations Contact

Manuel Fernandez Maza

Tel. +1 301 354 5432

Email: ir@telvent.com

Continues

Communications Contact

Sandi Scott

Tel. 952-851-7216

Email: sscott@tunheim.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April 7, 2011, and updated, if applicable, by Telvent’s Quarterly Report on Form 6-K for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission on May 20, 2011.

Telvent does not intend, and does not assume any obligation, to update or revise the forward-looking statements in this press release after the date it is issued. In light of the risks and uncertainties described above, and the potential for variation of actual results from the assumptions on which certain of such forward-looking statements are based, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this press release may not occur, and that actual results may vary materially from those described herein, including those described as anticipated, expected, targeted, projected or otherwise.